UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 6, 2009

PICO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

California	033-36383	94-2723335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Prospect Street, Suite 301, La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(858) 456-6022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Entry into Certain Employment Agreements

As part of its annual executive compensation review process, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of PICO Holdings, Inc. (the “Company”) engaged its executive compensation consultants to review total compensation paid to its executive officers. Based on the results of that review and analysis, the Compensation Committee determined that the overall compensation of certain executive officers was below market among the Company’s peer group. To promote retention of those executive officers, the Compensation Committee approved of a form of employment agreement and authorized the proper officers of the Company to enter into employment agreements with certain named executive officers. Accordingly, on March 3, 2009, the Company entered into agreements (the “Employment Agreements”) with each of Richard H. Sharpe, (Executive Vice President and Chief Operating Officer), Maxim C.W. Webb (Executive Vice President, Chief Financial Officer and Treasurer), and Damian C. Georgino (Executive Vice President – Corporate Development and Chief Legal Officer) (each, an “Executive Officer,” and collectively, the “Executive Officers”), the material terms and conditions of which are described below.

Term. Each Employment Agreement is for a term of three years, commencing March 3, 2009.

Base Salary. For the 2009 fiscal year, the base salaries will remain at their current levels, which are $363,323, $344,510 and $329,002 for Mr. Sharpe, Mr. Webb and Mr. Georgino, respectively. The base salary for each Executive Officer will be reviewed no less frequently than annually in accordance with the Company’s normal and customary practices and may be increased, but not decreased, by the Board of Directors or the Compensation Committee.

Annual Incentive, Performance or Discretionary Awards. Consistent with the Company’s past practices, so long as the Executive Officer remains employed by the Company, such Executive Officer will be entitled to an annual cash performance award that equals the Executive Officer’s base salary multiplied by a ratio of the annual awards paid to the Company’s Chief Executive Officer, John R. Hart (performance, incentive and discretionary) to Mr. Hart’s base salary. In addition, the Executive Officer will be entitled to receive annual or other periodic awards as determined by the Compensation Committee in its sole discretion. The Executive Officer’s award(s), whether annual incentive, performance, discretionary or otherwise, will be paid within 2 1/ 2 months after the end of the fiscal year in which earned.

Restricted Stock Units. The Company will grant 80,000 restricted stock units to each Executive Officer pursuant to the Company’s 2005 Long-Term Incentive Plan, dated as of December 8, 2005 (the “LTIP”), which will vest in their entirety on March 3, 2012 (unless earlier as described below) if the Executive Officer remains employed by the Company.

Termination of Employment. If the Executive Officer’s employment is terminated for any reason, including death or disability, the Executive Officer will be entitled to (a) unpaid and accrued base salary up to the effective date of termination; (b) unpaid, but earned and accrued annual cash incentive award for any completed fiscal year; (c) payout of accrued, but unused vacation; (d) benefits and compensation pursuant to the terms of other employee benefit and compensation agreements and plans applicable to the Executive Officer as of the date of termination; (e) certain unreimbursed business expenses; and (f) rights to indemnification. In addition, the Executive Officer may be eligible for severance benefits as described below.

Severance Benefits. In addition to the other termination benefits described above, the Executive Officer may be entitled to receive other severance benefits depending on the reason for the termination of his employment.

(1) If the Executive Officer is terminated without cause on or before the expiration or termination of the Employment Agreement, or if the Executive Officer resigns for “good reason”, then, as of the termination date, the Executive Officer will be entitled to receive: (a) a lump sum payment equal to 12 months of base salary plus an amount equal to the Target Amount (defined below), if any; (b) immediate and full vesting for any outstanding and unvested equity awards (other than any awards that vest based on performance); and (c) reimbursement for any premiums paid for continued health benefits for the Executive Officer and his eligible dependents (if covered under such plans) until the earlier of (i) 18 months or (ii) the date upon which such Executive Officer and his eligible dependents become covered under similar plans. The “Target Amount” for any year is the average annual cash incentive award earned by or awarded to the Executive Officer for the lesser of (i) the preceding five years or (ii) the number of years the Executive Officer has been employed by the Company.

(2) If the Executive Officer is terminated without cause, or if the Executive Officer resigns for “good reason”, and the termination is in connection with a change of control, or upon death or disability, then the Executive Officer will be entitled to receive: (a) a lump sum payment equal to 24 months of base salary plus an amount equal to two times the Target Amount, if any, for the year in which the termination occurs; (b) immediate and full vesting for any outstanding and unvested equity awards; and (c) reimbursement for any premiums paid for continued health benefits for the Executive Officer and his eligible dependents (if covered under such plans) until the earlier of (i) 24 months or (ii) the date upon which such Executive Officer and his eligible dependents become covered under similar plans.

(3) If the Executive Officer’s employment is voluntarily terminated without “good reason” or is terminated for “cause”, then (a) all further vesting of the Executive Officer’s outstanding equity awards will cease immediately; (b) all payments of compensation to the Executive Officer will terminate immediately; and (c) the Executive Officer will be eligible for severance benefits only in accordance with the Company’s then established severance plans, if any.

Gross-Up for Golden Parachute Excise Taxes in the Event of a Change in Control. If any payment or benefit to which an Executive Officer becomes entitled is subject to an excise tax applicable to “excess parachute payments upon a change in control,” and the aggregate amount of such excise taxes is more than a de minimus amount, the Executive Officer will receive a tax gross-up payment with respect to such excise taxes.

The foregoing summary descriptions of the Employment Agreements do not purport to be complete and are qualified in their entirety by reference to the Employment Agreements with Richard H. Sharpe, Maxim C.W. Webb and Damian C. Georgino attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Approval of Forms for Restricted Stock Unit Awards

On March 3, 2009, the Compensation Committee granted restricted stock unit awards to the Executive Officers (described above) and to W. Raymond Webb, the Company’s Vice President, Investments, as part of the Compensation Committee’s review of the Company’s executive compensation and retention policies. The restricted stock unit awards were granted pursuant to the Company’s LTIP, which was filed with the SEC on November 8, 2005 on the Company’s Proxy Statement for Special Meeting of Shareholders, the Restricted Stock Units Agreement, the form of which is attached hereto as Exhibit 10.4, and the Notice of Grant of Restricted Stock Units, the form of which is attached hereto as Exhibit 10.5.

Each restricted stock unit represents the right to receive one share of the Company’s common stock on the third anniversary of the grant date, subject to the Executive Officer’s continued employment with the Company. In the event of a “change in control” of the Company, as defined in the LTIP and the Restricted Stock Units Agreement, the restricted stock unit awards become fully vested as of the effective date of the change in control.

The restricted stock unit awards granted to certain executive officers on March 3, 2009 are as follows:

Name	Restricted Stock Units Granted
Richard H. Sharpe	80,000
Executive Vice President and Chief Operating Officer
Maxim C.W. Webb	80,000
Executive Vice President, Chief Financial Officer and Treasurer
Damian C. Georgino	80,000
Executive Vice President – Corporate Development and Chief Legal Officer
W. Raymond Webb	30,000
Vice President, Investments

The foregoing summary descriptions of the Restricted Stock Units Agreement and the Notice of Grant of Restricted Stock Units do not purport to be complete and are qualified in their entirety by reference to the forms of such agreements attached hereto as Exhibits 10.4 and 10.5, respectively.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated as of March 3, 2009, by and between the Company and Richard H. Sharpe

10.2	Employment Agreement, dated as of March 3, 2009, by and between the Company and Maxim C.W. Webb

10.3	Employment Agreement, dated as of March 3, 2009, by and between the Company and Damian C. Georgino

10.4	Form of Restricted Stock Units Agreement

10.5	Form of Notice of Grant of Restricted Stock Units

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PICO HOLDINGS, INC.

Date: March 6, 2009	By:	/s/ James F. Mosier
James F. Mosier
General Counsel and Secretary